UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

April 6, 2010
Date of Report (date of Earliest Event Reported)

Brazil Gold Corp.
(Exact Name of Registrant as Specified in its Charter)

NEVADA	001-33714	98-0430746
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

11622 El Camino Real, Suite 100, San Diego, California 92160
(Address of principal executive offices and zip code)

(888) 675-0888
 (Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 6, 2010, Brazil Gold Corp., a Nevada corporation (the “Company”), entered into a bridge financing arrangement with a U.S.-based private company for up to $2,000,000 in funding. Such funding includes $477,00 reported by the Company in its quarterly report for the period ended December 31, 2009 as advances payable, plus an additional $345,000 in advances received by the Company subsequent to December 31, 2009.

The financing is in the form of convertible notes, with the exercise price between $1.00 and $1.50 per share. The Company has the right to call upon funds under the arrangement for up to an aggregate of $2 million by issuing convertible notes to the lender.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release dated April 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:                      April 7, 2010

BRAZIL GOLD CORP.

By:  /s/ Phillip Jennings
Name: Phillip Jennings
Title: President